As filed with the Securities and Exchange Commission on July 24, 1996

                                             Registration No. 333-2911

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

              POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                TO REGISTRATION STATEMENT ON FORM S-4
                   UNDER THE SECURITIES ACT OF 1933

                           CFX CORPORATION
        (Exact name of registrant as specified in its charter)

    NEW HAMPSHIRE                                          2-0402421
(State or other jurisdiction of                        I.R.S. Employer
incorporation or organization)                         dentification No.)

                           102 MAIN STREET
                     KEENE, NEW HAMPSHIRE  03431
               (Address of Principal Executive Offices)

     THE SAFETY FUND CORPORATION 1984 INCENTIVE STOCK OPTION PLAN
            THE SAFETY FUND CORPORATION 1994 INCENTIVE AND
                    NONQUALIFIED STOCK OPTION PLAN
                      (Full title of the plans)

                            MARK A. GAVIN
                       CHIEF FINANCIAL OFFICER
                           102 MAIN STREET
                     KEENE, NEW HAMPSHIRE  03431
                            (603) 352-2502
      (Name, address and telephone number of agent for service)

                               Copy to:

                            Steven Kaplan
                           Arnold & Porter
                       555 Twelfth Street, N.W.
                         Washington, DC 20004
                            (202) 942-5998

This Post-Effective Amendment covers shares of Common Stock, par value $0.66 2/3 per share, of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement") to which this Post-Effective Amendment is an amendment. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.

Page 1 of 12 sequentially                   Exhibit Index at page 7 of
numbered pages                          the sequentially numbered pages

                                    PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


       The following documents filed by CFX Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a)  the Corporation's Registration Statement on Form S-4 (File No. 333-
            2911), excluding any documents incorporated by reference therein;


       (b) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

       (c) the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

       (d) the Company's Current Reports on Form 8-K dated January 5, 1996, February 9, 1996, April 12, 1996 and July 16, 1996;

       (e) the description of the Corporation's Common Stock, par value $0.66 2/3 per share, contained in a registration statement filed by the Corporation on Form 8-A dated November 13, 1990, and any amendment or report filed for the purposes of updating such description.

       All documents filed by the Corporation after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


       Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


       Sections 293-A:8.50-58 of the New Hampshire Business Corporation Act provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation or in connection with a proceeding charging improper personal benefit. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

       The By-laws of the Corporation provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of New Hampshire as in effect at the time of such indemnification.
The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.


Item 8.  EXHIBITS.


       The exhibits listed on the Index of Exhibits on page II-6 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. UNDERTAKINGS.


       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registrant Fee" table in the effective registration statement; and

            c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire on the 22nd day of July, 1996.

                                               CFX CORPORATION




                                               By:  /s/ Mark A. Gavin

                                                    Mark A. Gavin
                                                    Chief Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURE                              TITLE                   DATE


                 *                         Director                July 22, 1996
     -----------------------------
     Richard F. Astrella

     /s/ William E. Aubuchon III           Director                July 22, 1996
     -----------------------------
     William E. Aubuchon III

                 *                         President and Director  July 22, 1996
     ------------------------------
     Peter J. Baxter                    (Principal Executive
                                            Officer)

                 *                         Director                July 22, 1996
     -----------------------------
     Richard B. Baybutt

                 *                         Director                July 22, 1996
     -----------------------------
     Christopher V. Bean


     /s/ P. Kevin Condron                  Director                July 22, 1996
     -----------------------------
     P. Kevin Condron


                 *                         Director                July 22, 1996
     -----------------------------
     Calvin L. Frink

                 *                         Director                July 22, 1996
     -----------------------------
     Eugene E. Gaffey

     SIGNATURE                             TITLE                   DATE


                 *                        Chief Financial Officer July 22, 1996
     -----------------------------
     Mark A. Gavin                        (Principal Financial
                                           Officer)


     /s/ David R. Grenon                   Director                July 22, 1996
     -----------------------------
     David R. Grenon

                 *                         Director                July 22, 1996
     -----------------------------
     Elizabeth Sears Hager


                 *                         Director                July 22, 1996
     -----------------------------
     Douglas S. Hatfield, Jr.


                 *                         Director                July 22, 1996
     -----------------------------
     Philip A. Mason


                 *                         Director                July 22, 1996
     -----------------------------
     Walter R. Peterson


                 *                         Director                July 22, 1996
     -----------------------------
     L. William Slanetz


                 *                         Corporate Controller    July 22, 1996
     -----------------------------
     Gregg R. Tewksbury                   (Principal Accounting
                                           Officer)




     * By: /s/ Mark A. Gavin
           ----------------------
           Mark A. Gavin
           Attorney-in-Fact

                                 INDEX OF EXHIBITS


  Exhibit 4.1    Provisions of Articles of Incorporation of CFX
                 Corporation defining the rights of security holders. Previously filed.

  Exhibit 4.2 Provisions of By-laws of CFX Corporation defining the rights of security holders. Previously filed.

  Exhibit 5 Opinion of Devine, Millimet & Branch with respect to the validity of the Common Stock being registered. Previously filed.

  Exhibit 23.1 Consent of Wolf & Co., Independent Auditors. Filed herewith.

  Exhibit 23.2 Consent of KPMG Peat Marwick LLP, independent auditors for The Safety Fund Corporation, filed herewith.

  Exhibit 23.3 Consent of Ernst & Young LLP, prior independent auditors for The Safety Fund Corporation, filed herewith.

  Exhibit 23.4 Consent of Shatswell, MacLeod & Co., independent auditors for Milford Co-operative Bank, filed herewith.

  Exhibit 23.5 Consent of Coopers & Lybrand, L.L.P, prior independent auditors for Milford Co-operative Bank, filed herewith.

  Exhibit 23.6 Consent of Devine, Millimet & Branch. Contained in the opinion previously filed as Exhibit 5.

  Exhibit 24 Powers of Attorney of certain officers and directors of the Corporation. Previously filed.

                                                                    Exhibit 23.1


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-2911) of CFX Corporation and the related Prospectus of our report dated January 18, 1996 with respect to the consolidated financial statements of CFX Corporation for the year ended December 31, 1995, which financial statements are incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1995.



s\Wolf & Company

Boston, Massachusetts
July 22, 1996

                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Safety Fund Corporation:

We consent to the incorporation by reference in the post-effective Amendment No. 1, of CFX Corporation on Form S-8 to Registration Statement No. 333-2911 on Form S-4 of our report dated January 22, 1996, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-KSB of The Safety Fund Corporation which is included as an exhibit to the March 31, 1996 Form 10-Q of CFX Corporation.


                                           s\KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP

Boston, Massachusetts
July 19, 1996

                                                                    Exhibit 23.3

                        Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement on Form S-4 of CFX Corporation pertaining to the Safety Fund Corporation 1984 Incentive Stock Option Plan and The Safety Fund Corporation 1994 Incentive and Nonqualified Stock Option Plan of our report dated January 28, 1994, with respect to the consolidated financial statements of The Safety Fund Corporation incorporated by reference in the Annual Report (Form 10-KSB) for the year ended December 31, 1995.



                                          s\Ernst & Young LLP
                                          Ernst & Young LLP

Boston, Massachusetts
July 19, 1996

                                                Exhibit 23.4

                       SHATSWELL, MacLEOD & COMPANY, P.C.
                                  [Letterhead]


                       Consent of Independent Accountants


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-2911) of CFX Corporation and the related Prospectus of our report dated July 20, 1995 with respect to the financial statements of Milford Co/operative Bank for the year ended June 30, 1995, which financial statements are incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1995.



                              s\Shatswell, MacLeod & Company, P.C.

                              SHATSWELL, MacLEOD & COMPANY, P.C.

W. Peabody, Massachusetts
July 18, 1996

                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-2911) of CFX Corporation and the related Prospectus of our report dated August 4, 1994 with respect to the financial statements of Milford Co/operative Bank as of June 30, 1994 and the two years then ended, which financial statements are incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1995.



                                       /s/Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 19, 1996